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                                                                EXHIBIT (N)(A)

                        INDEPENDENT AUDITORS' CONSENT

We consent to the use in Post-Effective Amendment No. 1 to the Registration Statement of Eaton Vance Advisers Senior Floating-Rate Fund of our report, dated February 20, 1998, appearing in the Statement of Additional Information, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
-------------------------
    Deloitte & Touche LLP

Boston, Massachusetts
October 19, 1998